UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 23, 2026, The Crypto Company (the “Company”) approved and authorized the execution of an Asset Purchase Agreement, dated as of March 20, 2026 (the “Asset Purchase Agreement”), by and among the Company, its wholly-owned subsidiary, Frame Intelligence, LLC, a Nevada limited liability company (“Frame Intelligence”), Frame Holdings Ltd, an exempted Cayman Islands company (“Frame Holdings”), and Sean Docherty.

Pursuant to the Asset Purchase Agreement, Frame Intelligence acquired all of the assets comprising the “Frame” blockchain business, including related intellectual property, source code, software repositories, validator and infrastructure access, credentials, documentation, and associated goodwill (collectively, the “Frame Assets”).

As consideration for the transfer of the Frame Assets, the Company agreed to issue shares of its common stock, par value $0.001 per share (“Common Stock”), to Frame Holdings via a series of contingent milestone-based issuances tied to specified Company market capitalization and Frame business valuation thresholds. These include (i) an issuance equal to 2.5% of the Company’s outstanding Common Stock, measured on a pre-issuance basis, upon the achievement of both a $100 million market capitalization of the Company and a $100 million fully diluted valuation of the Frame business, with such milestone figures sustained for at least 30 consecutive days, and (ii) additional issuances of Common Stock with an aggregate potential value of up to approximately $50.5 million, payable in tranches upon the achievement of additional escalating market capitalization and valuation milestones, culminating in a milestone requiring both a $1.0 billion market capitalization of the Company and a $1.0 billion fully diluted valuation of the Frame business, in each case sustained for at least 30 consecutive days.

Each such issuance of shares of Common Stock, if and when earned, will be calculated based on the 10-trading-day volume-weighted average price of the Company’s Common Stock immediately preceding the applicable issuance date and will be subject to customary securities law restrictions, transfer limitations, and the execution of definitive stock issuance documentation.

The Asset Purchase Agreement also requires the Company to fund Frame Intelligence with at least $2.0 million in the aggregate (the “Funding Requirement”) on or before the date that is 120 days after closing, subject to extension at the Company’s option for another 120 days in exchange for a $100,000 payment to Frame Holdings.

The Asset Purchase Agreement further contains a buy-sell provision that may be triggered upon the occurrence of certain specified termination events, subject to applicable notice and cure periods and an overall five-year sunset following the closing of the transaction. These termination events include, unless waived by Frame Holdings, among other things: (i) the failure to provide Frame Holdings or its designee with a voting seat on the Company’s board of directors within six months following satisfaction of the Funding Requirement; (ii) the failure to make required payments under the Consulting Agreement; (iii) a change of control event involving the Company or Frame Intelligence without Frame Holdings’ participation or consent; (iv) certain prohibited transfers, encumbrances, guarantees, or indebtedness; and (v) the Company’s termination of Frame Holdings under the Consulting Agreement without cause (each a “Qualifying Termination Event”).

Upon the occurrence of a Qualifying Termination Event, Frame Holdings has the right, for sixty days following the expiration of the applicable cure period, to deliver an offer (including all relevant terms) to purchase either (a) Frame Intelligence from the Company or (b) specified Frame Assets, including the live blockchain and related infrastructure. Following receipt of such offer, the Company has sixty days to elect to match Frame Holdings’ offer. If the Company does not timely match Frame Holdings’ offer, or if the Company elects to match that offer but then fails to timely deliver the required consideration to Frame Holdings, Frame Holdings has a 60-day option to require the Company to consummate the sale on the terms set forth in Frame Holdings’ original offer.

Any purchase of assets pursuant to the foregoing buy-sell provision would include the transfer of all repositories, domains, credentials, signing keys, validator access, and other infrastructure necessary to operate the Frame blockchain. In addition, all remaining milestone-based equity issuances otherwise payable under the Asset Purchase Agreement would be forfeited upon consummation of any such purchase by Frame Holdings.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Consulting Agreement

In connection with the Asset Purchase Agreement, the Company entered into a Consulting Agreement with Frame Holdings, effective as of March 20, 2026, pursuant to which Frame Holdings is to provide executive, strategic, technical, architectural, business-development, administrative, reporting, oversight, and related blockchain-related services to the Company and Frame Intelligence through its designee, Sean Docherty.

Under the Consulting Agreement, the Company will pay Frame Holdings base cash compensation of $20,000 per month for its services, which are anticipated to commence at the time the Company meets the Funding Requirement. The Consulting Agreement also provides for automatic compensation increases of $7,500 per month upon the sustained achievement for 30 consecutive days of each of the following thresholds: (i) both a $500 million market capitalization of the Company and a $500 million fully diluted valuation of the Frame business; (ii) both a $800 million market capitalization of the Company and a $800 million fully diluted valuation of the Frame business; and (iii) both a $1.0 billion market capitalization of the Company and a $1.0 billion fully diluted valuation of the Frame business.

If the Consulting Agreement is terminated by the Company for any reason other than Cause, Incapacity, or death, the Company is obligated to pay severance equal to (i) two years of base cash compensation if termination occurs during the first year following the commencement of services, or (ii) one year of base cash compensation if termination occurs thereafter. If the Consulting Agreement is terminated due to death or Incapacity, the Company is obligated to pay severance equal to one year of base cash compensation. The Consulting Agreement further provides that certain milestone-based rights may continue following specified termination events, subject to its terms and the terms of the Asset Purchase Agreement.

The Consulting Agreement contemplates that, effective upon the satisfaction of the Funding Requirement, Sean Docherty will be eligible to serve as Chief Blockchain Officer of the Company. The Consulting Agreement also provides that Frame Holdings will have the right to have Mr. Docherty attend meetings of the Company’s board of directors as a non-voting observer upon Frame Holding’s commencement of services and that the Company is required to appoint Mr. Docherty as a voting director within six months after the Company first satisfies the Funding Requirement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Intellectual Property Assignment Agreement

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, Frame Holdings executed and delivered an Intellectual Property Assignment Agreement, effective as of March 20, 2026, in favor of Frame Intelligence. Pursuant to the Intellectual Property Assignment Agreement, Frame Holdings irrevocably assigned to Frame Intelligence all right, title, and interest in and to the intellectual property included in the Frame Assets, including copyrights, source code, software, algorithms, trade secrets, inventions, know-how, and other proprietary rights associated with the Frame blockchain business, together with all rights to sue for past, present, and future infringement or misappropriation and to recover damages and other remedies.

The foregoing description of the Intellectual Property Assignment Agreement is qualified in its entirety by reference to the full text of the Intellectual Property Assignment Agreement, which is included in Exhibit 10.1 attached hereto and incorporated herein by reference.

Bill of Sale and Assignment

In furtherance of the Asset Purchase Agreement, Frame Holdings executed and delivered a Bill of Sale and Assignment, effective as of March 20, 2026, in favor of Frame Intelligence. Pursuant to the Bill of Sale and Assignment, Frame Holdings sold, assigned, transferred, conveyed, and delivered to Frame Intelligence all of its right, title, and interest in and to the Frame Assets, free and clear of all liens other than permitted liens, if any, provided in the Asset Purchase Agreement.

The foregoing description of the Bill of Sale and Assignment is qualified in its entirety by reference to the full text of the Bill of Sale and Assignment, which is included in Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On March 23, 2026, the Company, through its wholly-owned subsidiary, Frame Intelligence, completed the acquisition of the Frame Assets pursuant to the Asset Purchase Agreement, effective as of March 20, 2026.

The Frame Assets constitute all of the assets necessary to own, operate, and develop the Frame blockchain business, including related intellectual property and technology. The acquisition was approved by the Company’s board of directors pursuant to a unanimous written consent dated March 23, 2026.

Prior to the execution of the Asset Purchase Agreement, one of the Company’s executive officers held an equity interest in, and provided advisory and consulting services to, Frame Holdings (the “Prior Relationship”). The Company believes that the Prior Relationship did not constitute a material relationship between the Company and Frame Holdings. The Company’s Board of Directors evaluated and considered the Prior Relationship in connection with its approval of the transactions contemplated by the Asset Purchase Agreement and determined that the Prior Relationship did not present a material conflict of interest.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company has agreed to issue shares of its Common Stock to Frame Holdings pursuant to the Asset Purchase Agreement and the Consulting Agreement upon the reaching of certain milestone events. Any such issuances will be made as restricted securities in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(a)(2) thereof and/or Regulation D.

Item 7.01 Regulation FD Disclosure.

On March 26, 2026, the Company issued a press release announcing the completion of the acquisition of the Frame Assets and the entry into the Asset Purchase Agreement, Consulting Agreement, Intellectual Property Assignment Agreement, and Bill of Sale and Assignment in connection therewith. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated as of March 20, 2026, by and among the Company, Frame Intelligence, LLC, Frame Holdings Ltd, and Sean Docherty.
10.2	Consulting Agreement, dated as of March 20, 2026, by and between the Company and Frame Holdings.
99.1	Press Release, dated March 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2026

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary